_________________________________________________________________

FIFTH AMENDMENT, WAIVER AND CONSENT

TO THE

LOAN AND SECURITY AGREEMENT

BETWEEN

CASTLE BRANDS INC.,
CASTLE BRANDS (USA) CORP.

AND

KELTIC FINANCIAL PARTNERS II, LP

DATED AS OF AUGUST 19, 2011

Effective Date: November 14, 2013

FIFTH AMENDMENT, WAIVER AND CONSENT TO LOAN AND SECURITY AGREEMENT

RECITALS:

CASTLE BRANDS INC., a corporation organized under the laws of the State of Florida (“CBI”) and CASTLE BRANDS (USA) CORP. a corporation organized under the laws of the State of Delaware (“CBUSA”) (individually and collectively, “Borrower”) and KELTIC FINANCIAL PARTNERS II, LP, a Delaware limited partnership (“Lender”), are parties to a Loan and Security Agreement dated as of August 19, 2011, as amended by a First Amendment dated as of July 23, 2012, by a Second Amendment dated as of March 11, 2013, by a Third Amendment dated as of August 7, 2013, and by a Fourth Amendment, Waiver and Consent effective as of October 21, 2013 (as so amended, the “Credit Agreement”), in connection with which Borrower delivered an Amended and Restated Revolving Credit Note dated March 11, 2013 in a maximum principal amount of $8,000,000 (the “Revolving Credit Note”), an Amended and Restated Term Note dated August 7, 2013 in the original principal amount of $4,000,000 (the “Term Note”), a Subordination Agreement dated August 7, 2013, as amended by a First Amendment effective as of October 21, 2013 between Lender and the parties executing the same as “Junior Creditors” thereto (as so amended, the “Subordination Agreement”) and other agreements, documents and instruments in connection therewith (all of the foregoing, as the same may be amended, restated, or otherwise modified from time to time to be collectively referred to as the “Loan Documents”).

Borrower has requested that the Lender permit one or more Letters of Credit to be issued on behalf of CBUSA under the Credit Agreement and the Revolving Credit Note. Borrower has also informed Lender that CBI intends to sell shares (the “November 2013 Offering”) of CBI’s common stock having an aggregate offering price of up to $6,000,000 (the “November 2013 Offered Shares”) pursuant to the terms of a registration statement on Form S-3 (File No. 333-176005) filed with the Securities and Exchange Commission, an Equity Distribution Agreement between CBI and Barrington Research Associates, Inc. relating to the Offering, a Prospectus relating to the Offering, and such other agreements, documents and instruments relating thereto, as the same may be amended or supplemented after the date of this Agreement (collectively, the “November 2013 Offering Documents”). Pursuant to the terms of the Credit Agreement Borrower is prohibited from distributing “Equity Interests” (as defined in the Credit Agreement).

Upon the terms and conditions contained in this Amendment and Waiver Lender has agreed to provide to CBUSA Letters of Credit under the Credit Agreement and the Revolving Credit Note, and to consent to and waive all Defaults and Events of Default in connection with the issuance and sale of the November 2013 Offered Shares to be sold in connection with the November 2013 Offering.

AGREEMENT:

1. Defined Terms. Unless otherwise defined in the Recitals or in the body of this Amendment, Waiver and Consent (this “Agreement”), all capitalized terms shall have the meanings ascribed to such terms in the Loan Documents.

2. Waiver and Consent. Subject to the terms, conditions, representations and warranties contained in this Agreement, Lender hereby consents to issuance and sale of the November 2013 Offered Shares pursuant to the terms of the November 2013 Offering Documents, and further agrees to waive all Defaults and Events of Default under the Loan Documents in connection with the issuance and sale of the November 2013 Offered Shares pursuant to the terms of the November 2013 Offering Documents.

3. Revolving Credit. Section 2.1 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Borrower acknowledges and agrees that to the extent any portion of the Revolving Credit will be made available to Borrower under any sublimit described in the Revolving Credit Sublimit Schedule (each, a “Sublimit”), such Sublimit shall be subject to the terms and conditions of this Agreement applicable to the Revolving Credit and to the additional terms and conditions contained in the Revolving Credit Sublimit Schedule applicable to such Sublimit.”

4. Crediting of Funds. The first paragraph of Section 2.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Each Banking Day Lender shall withdraw available funds from the Blocked Account, deposit such funds in the Settlement Account, and credit available funds received in the Settlement Account to the payment of the Obligations. Lender shall credit to the payment of the Obligations any other form of funds received by Lender in the Settlement Account for which Lender has received notice that such funds are collected and available to Lender (i) on the same day of Lender’s receipt of such notice if such notice is received by Lender on or before 2 p.m. Eastern Time on a Banking Day, and (ii) on the Banking Day immediately following Lender’s receipt of such notice if such notice is received by Lender after 2 p.m. Eastern Time on a Banking Day, or if such notice is received by Lender on a day that is not a Banking Day. In the absence of an Event of Default, all funds credited to the repayment of the Obligations will be applied in the following order:

(a)	to reimburse Lender and/or Issuing Lender, as the case may be, for any L/C Disbursements (or portion thereof) that remain outstanding and unpaid, and to any unpaid interest, fees and expenses in connection therewith;

(b)	to unpaid fees and expenses;

(c)	to unpaid interest;

(d)	if then due and payable, to the outstanding and unpaid principal balance of the Term Loan;

(e)	the outstanding principal balance of the Revolving Credit (including, but not limited to, the outstanding principal balance of any Sublimit if then payable); and

(f)	to all other Obligations in such order as Lender shall elect.”

5. Advance Definition. The defined term “Advance” contained in the Definitions Schedule to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Advance” means each principal amount of the Revolving Credit delivered to Borrower in connection with a Notice of Borrowing (including each principal amount delivered to Borrower under a Sublimit of the Revolving Credit), the aggregate L/C Exposure, and each other amount charged to the principal of the Revolving Credit pursuant to this Agreement.”

6. Borrowing Base Definition. The defined term “Borrowing Base” contained in the Definitions Schedule to the Credit Agreement is hereby deleted in its entirety and replaced with the foregoing:

“Borrowing Base” means, at any time, an amount equal to:

(a) an amount not to exceed eighty five percent (85.0%) of the aggregate amount of Eligible Receivables at such time, plus;

(b) the least of (i) fifty percent (50.0%) of the Value of Eligible Inventory at such time; provided, however, for purposes of determining the Borrowing Base at any time in no event shall the Value of Eligible In-Transit Inventory at any time exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), (ii) Four Million and 00/100 Dollars ($4,000,000.00), and (iii) sixty percent (60.0%) of the Borrowing Capacity at such time, less;

(c) the aggregate L/C Exposures at such time; less

(d) the aggregate amount of all Reserves in effect at such time.

For purposes of determining the amount to be advanced against Inventory in calculating the Borrowing Base as described above, the “Value” of Inventory shall mean the lesser of cost (including freight charges for Eligible Inventory, but excluding all profit and other mark-ups for purchases of Inventory from Affiliates) or the fair market value of such Inventory.”

7. Termination Date Definition. The defined term “Termination Date” contained in the Definitions Schedule to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Termination Date” means with respect to the Revolving Credit the Revolving Credit Termination Date, and with respect to any Sublimit of the Revolving Credit the termination date of such Sublimit as described in the Revolving Credit Sublimit Schedule, and with respect to the Term Loan the Maturity Date.”

8. Revolving Credit Sublimit Schedule. A “Revolving Credit Sublimit Schedule” is hereby added to the Credit Agreement in the form of the “Revolving Credit Sublimit Schedule” attached hereto.

9. Notice of Borrowing: Exhibit A to the Credit Agreement (“Notice of Borrowing”) is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

10. Reimbursement of Lender. As consideration for Lender’s modification of the Revolving Credit and amendment of the Credit Agreement described above, and provision of Lender’s consent and waiver described above, and pursuant to Sections 3.4 and 10.9 of the Credit Agreement, Borrower shall reimburse, indemnify and hold Lender harmless for the reasonable fees and costs and expenses incurred by Lender for the services of legal professionals engaged by Lender in connection with the negotiation and preparation of this Agreement. With respect to any amount required to be paid or reimbursed by Borrower pursuant to the foregoing provisions of this paragraph 10, it is hereby agreed that Lender may charge any such amount to the Revolving Credit on the dates such payment is due or such reimbursement is made. Borrower acknowledges and agrees that on and after the Effective Date of this Amendment the Facility Fee shall be calculated based on the Revolving Credit Limit as amended by the terms hereof.

11. Effective Date. This Agreement shall be effective as of November 14, 2013.

12. Specificity of Provisions. The amendments, waiver and consent set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Credit Agreement or any or any other Loan Document. From and after the effective date of this Agreement, whenever the Credit Agreement is referred to in the Credit Agreement or in any of the other Loan Documents, it shall be deemed to mean the Credit Agreement as modified by this Agreement.

13. Binding Effect of Loan Documents. Borrower hereby acknowledges and agrees that upon giving effect to this Agreement, the Credit Agreement, the Revolving Credit Note and each Loan Document shall continue to be binding upon such Borrower and shall continue in full force and effect.

14. No Other Events of Default. Borrower hereby represents and warrants that upon giving effect to the terms and provisions of this Agreement no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

15. Choice of Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law principles.

16. Counterparts. This Agreement may be executed by one or more the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers.

LENDER:

KELTIC FINANCIAL PARTNERS II, LP
By: Keltic Financial Services, LLC, its general partner

By: Name: Its: Date:	/s/ Fred Bubeck Fred Bubeck CFO November 14, 2013

BORROWER:

CASTLE BRANDS INC.

By: Name: Its: Date:	/s/ Alfred J. Small Alfred J. Small CFO November 14, 2013

CASTLE BRANDS (USA) CORP.

By: Name: Its: Date:	/s/ Alfred J. Small Alfred J. Small CFO November 14, 2013

REVOLVING CREDIT SUBLIMIT SCHEDULE

Letters of Credit Sublimit. Subject to the terms a conditions of this Agreement, until the date the Revolving Credit is earlier terminated pursuant to the terms of this Agreement (the “L/C Sublimit Termination Date”), Lender shall provide to Borrower a portion of the Revolving Credit (the “L/C Sublimit”) in an aggregate principal amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “L/C Sublimit Borrowing Capacity”).

(a) L/C Sublimit Definitions. For purposes of this Agreement:

(i) “Issuing Lender” means Lender or any bank or financial institution selected by Lender in Lender’s sole discretion that issues a Letter of Credit;

(ii) “L/C Disbursement” means each payment or distribution made by the Issuing Lender to the beneficiary of a Letter of Credit under or in connection with such Letter of Credit;

(iii) “L/C Exposure” of a Letter of Credit shall mean, at any time, the undrawn face amount of such Letter of Credit at such time (as such face amount may have been reduced after issuance), plus the aggregate amount of all L/C Disbursements in connection with such Letter of Credit that have not been paid or reimbursed to the Issuing Lender and/or Lender (pursuant to paragraph (f) below) at such time; and

(iv) “Letter of Credit” means each letter of credit, if any, issued for the account of Borrower under the Revolving Credit as further described in this Revolving Credit Sublimit Schedule.

(b) Advances of the L/C Sublimit. Until the date that is twelve (12) calendar months prior to the Revolving Credit Termination Date (the “L/C Issuance Expiration Date”) Borrower may request Lender to issue or cause to be issued under the Revolving Credit one or more Letters of Credit for its own account in such form as is acceptable to Lender and the Issuing Lender (if not Lender) in Lender’s or the Issuing Lender’s sole discretion, respectively. Each Letter of Credit shall constitute an Advance of the Revolving Credit in an amount equal to the face amount of such Letter of Credit at the time of issuance, and in an amount equal to the L/C Exposure attributable to such Letter of Credit thereafter. Without the prior written consent of Lender, in no event shall Borrower make any request for, or Lender recognize any request by Borrower for, the issuance of any Letter of Credit after the L/C Issuance Expiration Date.

(c) Requests for Issuance of Letters of Credit; Amendment; Renewal or Extension. Borrower shall deliver to Lender a Notice of Borrowing requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Banking Day), the date on which such Letter of Credit is to expire (in compliance with paragraph (e), below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit as applicable. Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit or any request to amend, renew or extend a Letter of Credit, and copies of all invoices, purchase orders and shipping documents relating to the Inventory to be covered by such Letter of Credit as Lender and the Issuing Lender may request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(d) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure with respect to such Letter of Credit shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), (ii) the issuance, amendment, renewal or extension of such Letter of Credit would not cause the aggregate amount of L/C Exposures under the L/C Sublimit to exceed the L/C Sublimit Borrowing Capacity, and (C) the issuance, amendment, renewal or extension of such Letter of Credit would not cause the Obligations under the Revolving Credit to exceed the Revolving Credit Limit.

(e) Expiration Date. Each Letter of Credit issued hereunder shall expire at or prior to the close of business on the earliest to occur of (A) the date which is twelve (12) months after the date of the issuance of such Letter of Credit, (B) in the case of any amendment, renewal or extension of a Letter of Credit, twelve (12) months after the then current expiration date of such Letter of Credit, so long as such amendment, renewal or extension occurs within three (3) months prior to the then current expiration date, and (C) the L/C Sublimit Termination Date.

(f) Reimbursement. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, or Lender shall reimburse an Issuing Lender in any amount with respect to an L/C Disbursement, Borrower shall reimburse the Issuing Lender and/or Lender, respectively, in the amount of such L/C Disbursement (and reimbursement by Lender, if applicable) as directed by the Issuing Lender and Lender in a joint written instruction, by paying to the Issuing Lender and/or Lender, as so directed, an amount equal to such L/C Disbursement and all other amounts paid by the Issuing Lender and/or Lender with respect to such L/C Disbursement not later than 12:00 noon, Eastern Time, on (A) the Banking Day that Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., Eastern Time, or (B) the Banking Day immediately following the day that Borrower receives such notice, if such notice is received after 10 a.m., Eastern Time, on a Banking Day, or is not received on a Banking Day; provided that, Borrower may, subject to the conditions to borrowing set forth in this Agreement, request from Lender in accordance with the applicable provisions of this Agreement that such payment be financed with an Advance of the Revolving Credit in an amount equal to such L/C Disbursement and, to the extent so financed, Borrower’s obligation to make such payment in connection with an L/C Disbursement shall be discharged and replaced by the resulting Advance. Each such request for an Advance shall be subject to all applicable terms and conditions of this Agreement. With respect to any amount advanced by Lender to an Issuing Lender with respect to an L/C Disbursement, Borrower agrees that Lender may charge any such amount to the Revolving Credit on the date such reimbursement is made.

(g) Obligations Absolute. Borrower’s obligation to reimburse L/C Disbursements to the Issuing Lender and/or Lender, as applicable, as provided in paragraph (f) above, shall survive termination of the other provisions of this Agreement, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Borrower’s obligations hereunder. Neither Lender nor the Issuing Lender, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Borrower expressly agrees that:

(i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) unless specifically provided otherwise by the Issuing Lender, this paragraph shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The examination of all demands for payment under a Letter of Credit, and the delivery and examination of documents and instruments under a Letter of Credit, and the manner and timing of any L/C Disbursement made in connection therewith, shall be prescribed by the Issuing Lender and any agreement, document or instrument executed by Borrower and delivered to the Issuing Lender in connection with the application for or issuance of a Letter of Credit hereunder.

(i) Letter of Credit Fees. Borrower shall pay to Lender annually a maintenance fee to Lender (the “L/C Maintenance Fee”) with respect to each issued Letter of Credit, in arrears, in an amount equal to six percent (6.00%) per annum on the average daily amount of the aggregate L/C Exposure of such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which the Issuing Lender ceases to have any L/C Exposure with respect to such Letter of Credit. The L/C Maintenance Fee with respect to a Letter of Credit is deemed earned in full on the date of issuance of such Letter of Credit (whether or not renewed or extended), and on each anniversary date of the issuance of such Letter of Credit if renewed for an aggregate period of longer than one (1) calendar year from the date of issuance. In the absence of the occurrence and continuation of an Event of Default, the L/C Maintenance Fee shall be paid in twelve (12) equal monthly installments, in arrears, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the date of issuance of such Letter of Credit. In addition to the foregoing fees, Borrower shall promptly reimburse Lender for all costs and expenses incurred by or charged to Lender in connection with the issuance of a Letter of Credit hereunder by the Issuing Lender or otherwise.

(j) Schedule; Borrower Acknowledgment. Borrower acknowledges that the above provisions relating to the L/C Sublimit, although set apart in this Schedule, are not intended to and do not set forth all terms, provisions and conditions between Lender and Borrower relating to the L/C Sublimit, that the L/C Sublimit constitutes a portion of the Revolving Credit, and that the L/C Sublimit is subject to all terms, provisions and conditions set forth elsewhere in this Agreement, whether in the body of this Agreement, any Exhibit or any other Schedule, including, but not limited to, all terms, provisions and conditions relating to the Revolving Credit.

EXHIBIT A: NOTICE OF BORROWING

Keltic Financial Partners II, LP
580 White Plains Road
Suite 610
Tarrytown, NY 10591

Re: Request for Advance

The undersigned requests the following Advance(s) of the Revolving Credit pursuant to Section 2.1 of the Loan and Security Agreement dated as of August 19, 2011 between Keltic Financial Partners II, LP and the undersigned, as amended, and as the same may be further amended, supplemented or otherwise modified (“Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Revolving Credit:	$
Letter of Credit Sublimit:	$
Letter of Credit Issued to:	Beneficiary: Address:

Date of issuance:

Number of Letter of Credit amended, renewed or extended:

For Credit to:

CASTLE BRANDS INC.:	$

CASTLE BRANDS (USA) CORP.:	$

Please wire the requested Advance(s) to our operating account number       at        in accordance with the following wire instructions and such additional wire instructions attached hereto:

Please call the undersigned to confirm receipt of this fax at (      )       .

CASTLE BRANDS INC.	CASTLE BRANDS (USA) CORP.
By:	By:

Name:	Name:

Title:	Title: